ENVIROSOURCE, INC.
                              LIST OF SUBSIDIARIES
                               AS OF MARCH 1, 2001

                                               STATE OR OTHER      % OF VOTING
                                                JURISDICTION        SECURITIES
                                                  IN WHICH           OWNED BY
NAME OF COMPANY                                   ORGANIZED        IMMED. PARENT
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ENVIROSOURCE, INC.                                 Delaware
  EnviroSource Corp.                               Wyoming              100
  Envirosource Management Corp.                    Delaware             100
  IU International Corporation                     Delaware             100
    Envirosource Technologies, Inc.                Delaware             100
      Conversion Systems, Inc.                     Delaware             100
      Envirosafe Services of North America, Inc.   Delaware             100
      Envirosafe Services of Ohio, Inc.            Ohio                 100
    International Mill Service, Inc.               Pennsylvania         100
      IMS Alabama, Inc.                            Delaware             100
      International Mill Service Limited           Canada               100
      McGraw Construction Company, Inc.            Ohio                 100
    IU North America Finance, Inc.                 Delaware             100
    IU North America, Inc.                         Delaware             100
      Nosroc Corp.                                 Pennsylvania         100
        Soncor Corp.                               Delaware             100